Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Michael Eyre, the Chief Executive Officer of CellCyte Genetics Corporation, and Glen Macdonald, the Chief Financial Officer of CellCyte Genetics Corporation, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-KSB of CellCyte Genetics Corporation, for the year ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of CellCyte Genetics Corporation.

Date: March 26, 2007.
/s/ Michael Eyre __________________________________
Michael Eyre Chief Executive Officer
/s/ Glen Macdonald __________________________________
Glen Macdonald Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to CellCyte Genetics Corporation and will be retained by CellCyte Genetics Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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